Exhibit 1(b)

Adopted	January	10,	1938
Amended	April	26,	1939
Amended	January	5,	1940
Amended	April	16,	1947
Amended	April	15,	1953
Amended	July	26,	1955
Amended	May	8,	1962
Amended	January	27,	1964
Amended	July	25,	1966
Amended	January	10,	1968
Amended	January	30,	1968
Amended	June	25,	1968
Amended	July	11,	1969
Amended	April	18,	1979
Amended	January	25,	1983
Amended	March	29,	1983
Amended	February	24,	1998
Amended	February	29,	2000
Amended	March	29,	2001
Amended	February	26,	2003
Amended	January	25,	2005
Amended	June	28,	2005
Amended	August	3,	2010
Amended	December	2,	2014

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

AMENDED BY - LAWS

ARTICLE I

OFFICE

* Section 1. The principal office of the corporation shall be located at the place stated in the Amended Articles of Incorporation.

(* Amended on June 25, 1968, February 29, 2000 and December 2, 2014)

ARTICLE II

MEETINGS

* Section 1. The annual meeting of the stockholders shall be held at the principal office of the corporation or at such other place designated by the Board of Directors in the city or municipality where the principal office of the corporation is located on the second Tuesday in June of each year, at 3 o’clock P. M. The Board of Directors may, for good cause, postpone the annual meeting of stockholders to a reasonable date.

Written or printed notice of every annual stockholders’ meeting, which notice shall state the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Secretary or by the Assistant Secretary to each stockholder. Such notice may be delivered to the stockholders personally, or enclosed in an envelope with the postage thereon fully prepaid, addressed to each stockholder at his or her last known place of residence or business, and posted at a Post Office in the Philippines or in the United States of America. Such delivery or mailing of notice must be made at least fifteen (15) business days before the date fixed for the meeting. No publication of notice of any regular or special meeting of stockholders in the public newspapers shall be required.

(* Amended on July 26, 1955, February 24, 1998, March 29, 2001 and December 2, 2014)

* Section 2. Special meetings of the stockholders may be called at any time by the Chairman of the Board or three (3) of the Directors or by any number of stockholders representing two-thirds (2/3) of the subscribed capital stock. Notice in writing of such meeting, stating the date, time and place thereof, and the purpose or purposes for which such meeting is called shall be given to each stockholder by the Secretary or Assistant Secretary or in case of his absence, inability, refusal or neglect to act, then by the President, Directors or stockholders calling the said meeting. Such notice may be delivered to the stockholders personally or enclosed in an envelope and addressed, with the postage thereon fully prepaid, to each stockholder at his or her last known place of residence or business and posted at a Post Office in the Philippines or the United States of America. Such delivery or mailing of notice must be made at least fifteen (15) business days before the date fixed for the meeting and the statement of service by such delivery or mailing shall be entered upon the minutes of meeting and the said minutes as certified correct by the secretary of the meeting and attested by the chairman of the meeting shall be conclusive on the question of service.

(* Amended on July 26, 1955, February 24, 1998, March 29, 2001 and August 3, 2010)

* Section 3. Every meeting of the stockholders shall be presided by the Chairman of the Board or, in his absence, by the President or, in his absence, by a chairman to be chosen by the stockholders representing a majority of the shares of the corporation issued and outstanding and entitled to vote present or duly represented at said meeting. The Secretary or, in his absence, the Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

(*New provision adopted on March 29, 2001; Amended on August 3, 2010)

* Section 4. A meeting of the Board of Directors shall be held promptly after the adjournment of the annual meeting of the stockholders; subsequent regular meetings shall be held monthly on the last Tuesday of each month at 9:30 A. M., at the office of the corporation at the place stated in the Amended Articles of Incorporation or such other time and place in or outside the Philippines as the Board of Directors may from time to time determine. Special meetings may be called by the Chairman of the Board whenever he may think proper, and he shall forthwith call such meetings whenever requested in writing to do so by any three (3) Directors. Such meetings shall be called for a date not later than seven (7) days from the date of such request. Notice in writing of every special meeting of the Board of Directors, stating the date and place thereof and the purpose or purposes for which the meeting is called, shall be given to each Director by the Secretary or Assistant Secretary, or in case of his absence, inability, refusal or neglect to act, by any person appointed for that purpose by the Chairman of the Board or three (3) of the Directors. Such notice may be delivered to each Director personally, by telegraph, facsimile, e-mail, or other means of written or printed communication generally accepted and used by the business community as at present available or which become available through technical advances or innovations in the future, at least twenty-four (24) hours previous to the time fixed for the meeting, or may be given by enclosing a notice in an envelope, with the postage thereon fully prepaid, addressed to each Director at his last known place of residence or business and posted at least three (3) days before the date fixed for the meeting. Service of notice, by delivery, telegraph, facsimile, e-mail, or other means of written or printed communication generally accepted and used by the business community as at present available or which become available through technical advances or innovations in the future, shall be entered upon the minutes of the meeting, and said minutes, as certified correct by the secretary of the meeting and attested by the chairman of the meeting, shall be conclusive upon the question of service. Notice of regular meetings of the Board of Directors is hereby dispensed with.

(* Amended on January 5, 1940, May 8, 1962, January 30, 1968, July 11, 1969,

February 24, 1998, February 29, 2000, March 29, 2001, August 3, 2010 and December 2, 2014)

* Section 5. Every meeting of the Board of Directors shall be presided by the Chairman of the Board or, in his absence, the President or, in his absence, by any Director chosen by majority of the members of the Board present at such meeting at which there is a quorum. The Secretary or, in his absence, the Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

(* New provision adopted on March 29, 2001)

* Section 6. If any regular meeting of stockholders or Board of Directors provided for herein shall fall on a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour; but special meetings of the stockholders or Board of Directors may be held on a holiday with the same force and effect as if held on a business day.

(*Amended on March 29, 2001 and August 3, 2010)

* Section 7. Meetings of the stockholders shall be held at the principal office of the corporation or at such other place designated by the Board of Directors in the city or_municipality where the principal office of the corporation is located. Meetings of the Board of Directors shall be held at the principal office of the corporation or at such other place in or outside the Philippines as the Board, from time to time, may determine.

(* Amended on May 8, 1962, July 11, 1969, February 29, 2000 and March 29, 2001)

ARTICLE III

QUORUM AND VOTING REQUIREMENTS

* Section 1. At any meeting of the stockholders, persons representing, in person or by proxy, a majority of the shares of the corporation issued and outstanding and entitled to vote at the said meeting shall constitute a quorum for the transaction of any business, except as otherwise provided by law. In the absence of a quorum, the Chairman of the Board or, in his absence, any person entitled to preside or act as secretary of the meeting shall have the power to adjourn the meeting from time to time until the requisite number of shares to constitute a quorum is present or represented. When a meeting of the stockholders is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment was taken. At the reconvened meeting, any business may be transacted that could have been transacted on the original date of the meeting.

(*Amended on March 29, 1983, March 29, 2001 and August 3, 2010)

* Section 2. At any meeting of the stockholders at which there is quorum, all matters approved by the stockholders representing a majority of the issued and outstanding shares of the corporation entitled to vote present in person or by proxy at such meeting shall be valid as a corporate act, except for such matters which require the vote of the stockholders representing a higher percentage of the outstanding shares as prescribed by statute or these By-Laws.

(* New provision adopted on March 29, 2001)

* Section 3. Each stockholder is entitled to one vote for each share of stock held by him, where such stock has voting rights on the matter under consideration, and such stock may be represented by the holder thereof or by his attorney duly authorized by proxy executed in writing on forms prescribed by the Board of Directors which shall be furnished to a stockholder upon his request. Unless otherwise provided in the proxy, it shall be valid only for the meeting in respect of which such proxy was issued. Proxies must be filed with the Secretary, Assistant Secretary or transfer agent of the corporation at least seven (7) days before the day of the meeting. Any proxy filed with the Secretary, Assistant Secretary or transfer agent of the corporation may be revoked by the stockholder concerned either in an instrument in writing duly presented to the Secretary, Assistant Secretary or transfer agent of the corporation at least three (3) days before the day of the meeting or by his personal presence at the meeting. Validation of proxies shall be done at least five (5) days before the day of the meeting by the Secretary or by a special committee of inspectors composed of the Secretary, Assistant Secretary and a representative of the transfer agent of the corporation. The decision of the Secretary or the special committee of inspectors, as the case may be, on the validity of proxies shall be final and binding until and unless set aside by a court of competent jurisdiction.

(* Amended on March 29, 1983, February 24, 1998, March 29, 2001 and August 3, 2010)

* Section 4. At every election of Directors, each holder of stock which has voting rights for the election of Directors is entitled to one vote for each share of such stock held by him and he may vote such number of shares for as many persons as there are Directors to be elected, or cumulate said shares and give one candidate as many votes as the number of Directors to be elected multiplied by the number of his shares shall equal, or distribute such votes on the same principle among as many candidates as he shall think fit.

(* Amended on March 29, 1983, February 24, 1998, March 29, 2001 and August 3, 2010)

* Section 5. The Board of Directors shall have the power to close the stock transfer books of the corporation for the following periods: (a) not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining the consent of stockholders for any purpose; and (b) not exceeding forty five (45) days preceding the date of payment of any dividend; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date as follows: (a) not exceeding sixty (60) days preceding the date for any meeting of stockholders or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent; and (b) not exceeding forty five (45) days preceding the date of payment of any dividend; as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, or entitled to receive payment of any such dividend, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive such allotment of rights, or to exercise such rights, or to give such consent, or to receive payment of such dividend, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

(*Amended on July 26, 1955, February 24, 1998 and March 29, 2001)

* Section 6. At any meeting of the Board of Directors, a majority of the number of the Directors as specified in the Articles of Incorporation shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

(*New provision adopted on March 29, 2001)

* SECTION 7. AT ANY MEETING OF THE BOARD OF DIRECTORS AT WHICH THERE IS A QUORUM, ALL MATTERS APPROVED BY AT LEAST A MAJORITY OF THE DIRECTORS PRESENT AT SUCH MEETING SHALL BE VALID AS A CORPORATE ACT, EXCEPT FOR SUCH MATTERS WHICH REQUIRE THE VOTE OF MAJORITY OF ALL THE MEMBERS OF THE BOARD AS PRESCRIBED BY STATUTE OR THESE BY-LAWS.

(*NEW PROVISION ADOPTED ON MARCH 29, 2001)

ARTICLE IV

CAPITAL STOCK

* Section 1. The certificate of stock shall be in such form and device as may be prescribed by the Board of Directors from time to time.

(* Amended on April 15, 1953)

* Section 2. The person, firm or corporation in whose name the stock stands on the books of the corporation, whether individually or as trustee, pledgee, or otherwise, may be recognized and treated by the corporation as the absolute owner of the stock, and the corporation shall in no event be obliged to deal with or to recognize the rights or interests of other persons in such stock or in any part thereof.

(*Amended on April 15, 1953)

* Section 3. Certificates shall be issued in the manner prescribed by law to each stockholder, showing the number of shares to which he is entitled; and said certificates, and the shares named therein shall be transferable only upon the books of the corporation by the shareholder named in the certificate, or his duly authorized attorney or representative. The Board of Directors shall appoint one or more registration agents of the corporation and no certificate for any share of stock shall be delivered to any stockholder until there is endorsed thereon a certificate of one of the registrars, showing such certificate to have been duly registered.

(* Amended on April 15, 1953)

* Section 4. No new certificates of any share shall be issued until the old certificate, representing the same, has been surrendered and cancelled; provided, however, that in case of lost, stolen or destroyed certificates of stock, the following procedure shall be followed for the issuance by the corporation of new certificates in lieu of those lost, stolen or destroyed:

(a) The registered owner of certificates of stock in this corporation or his legal representative shall file an affidavit, in triplicate, with this corporation setting forth, if possible, the circumstances as to how, when and where said certificates were lost, stolen or destroyed, the number of shares represented by each certificate and the serial number of the certificates. He shall submit such other information and evidence which he may deem necessary.

(b)	After verifying the affidavit and other information and evidence with the books of this corporation, this corporation shall publish a notice, in a newspaper of general circulation in the Philippines published in the place where this corporation has its principal office, once a week for three (3) consecutive weeks, at the expense of the registered owner of the certificates of stock which have been lost, stolen or destroyed. The notice shall state the name of this corporation, the name of the registered owner and the serial number of said certificates, and the number of shares represented by each certificate, and that after the expiration of one (1) year from the date of the last publication, if no contest has been presented to this corporation regarding said certificates of stock, the right to make such contest shall be barred and this corporation shall cancel in its books the certificates of stock which have been lost, stolen or destroyed and issue in lieu thereof new certificates of stock, unless the registered owner files a bond or other security in lieu thereof as may be required running for a period of one (1) year for a sum and in such forms and with such sureties as may be satisfactory to the Board of Directors, in which case a new certificate may be issued even before the expiration of the one year period provided herein: Provided, That if a contest has been presented to this corporation or if an action is pending in court regarding the ownership of said certificates of stock which have been lost, stolen or destroyed, the issuance of the new certificates of stock in lieu thereof shall be suspended until final decision by the court regarding the ownership of said certificates of stock.

(* Amended on April 15, 1953 and January 25, 2005)

* Section 5. Certificates of stock shall be signed by the President or Vice President and the Secretary or an Assistant Secretary of the corporation and sealed with the corporate seal; provided, however, that where any such certificate is signed by a transfer agent and by a registrar, the signatures of any such President, Vice President, Secretary or Assistant Secretary and the seal of the corporation upon such certificate may be facsimiles, engraved or printed. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. A transfer agent of the corporation may sign certificates of stock by facsimile signature provided the use thereof is permitted by the stock exchange on which the corporation’s stock is listed and by the corporation’s other transfer agents.

(*Amended on April 15, 1953, July 26, 1955 and July 11, 1969)

* Section 6. The corporation shall not issue any stock certificate evidencing, either singly, or with other shares, any fractional part of a share, or any undivided interest in any share.

(* Amended on April 15, 1953)

ARTICLE V

BOARD OF DIRECTORS

* Section 1. The Board of Directors shall consist of thirteen (13) members or such number of members provided in the Articles of Incorporation of the corporation, as amended from time to time. Directors shall be elected from among the stockholders at their annual meeting or at any meeting held in lieu thereof for that purpose. Each Director shall hold office until the annual meeting of stockholders held next after his election and until his successor shall have been elected and qualified, except in case of death, resignation, disqualification or removal from office.

(* Amended on August 3, 2010)

* Section 2. The Board of Directors shall have such number of Independent Directors constituting at least twenty percent (20%) of its membership but which shall in no case be less than two (2). An “Independent Director” is a Director who: (a) is independent of management, (b) apart from his fees and shareholdings, is free from any business or other relationship with the corporation which could, or could reasonably be perceived to, materially interfere with his exercise of independent judgment in carrying out his responsibilities as a director of the corporation, and (c) meets all the independence criteria enumerated in the corporation’s Manual on Corporate Governance and such other criteria provided under applicable laws, rules or regulations (including SRC Rule 38 as amended from time to time) or determined by the Board of Directors or the Governance and Nomination Committee of the Board of Directors (the “Governance and Nomination Committee”).

A person nominated for election as an Independent Director must possess all of the qualifications and have none of the disqualifications for directorship set forth in Sections 3, 4 and 5 of this Article V, and must meet all the independence criteria referred to above.

(* Amended on August 3, 2010)

* Section 3. Any person nominated for election as a Director must possess the following minimum qualifications and such additional qualifications provided under any amendments to the Corporation Code, Securities Regulation Code, the Code of Corporate Governance issued by the Securities and Exchange Commission (the “Commission”) and other relevant laws, rules and regulations in effect at the relevant time:

(a)	must own at least one share of stock of the corporation standing in his name in the books of the corporation;

(b)	must have a college education or equivalent academic degree;

(c)	must be at least twenty-one (21) years old;

(d)	must possess integrity and probity;

(e)	must have a practical understanding of the business of the corporation or previous business experience; and

(f)	must have attended a seminar on corporate governance conducted by a duly recognized private or government entity or must have issued an undertaking to attend such a seminar as soon as practicable.

(* Amended on August 3, 2010)

* Section 4. No person shall qualify or be eligible for nomination or election as a Director if he is engaged in any business that competes with or is antagonistic to that of the corporation or its subsidiaries. Without limiting the generality of the foregoing, a person shall be deemed to be so engaged:

(a)	If he is an employee, officer, manager, director or controlling person, or the owner (either of record or beneficially) of ten per cent (10%) or more of any outstanding class of shares, of any corporation (other than one in which this corporation owns at least thirty per cent (30%) of the capital stock) or entity engaged in a business that the Board of Directors, by at least a majority vote, determines to be competitive or antagonistic to that of this corporation or any of its subsidiaries; or

(b)	If he is an employee, officer, manager, director or controlling person, or the owner (either of record or beneficially) of ten per cent (10%) or more of any outstanding class of shares, of any corporation or entity engaged in any line of business of this corporation or any of its subsidiaries, when in the judgment of the Board of Directors, by at least a majority vote, the laws against combinations and restraint of trade shall be violated by such person’s membership in the Board of Directors; or

(c)	If the Board of Directors, in the exercise of its judgment in good faith, determines, by at least a majority vote, that he is a nominee of any person set forth in (a) and (b) above.

In determining whether or not a person is a controlling person, beneficial owner, or the nominee of another, the Board of Directors may take into account such factors as business and family relationships.

(* Amended on August 3, 2010)

* Section 5. No person suffering from any of the following grounds for disqualification shall qualify or be eligible for nomination or election as a Director:

(a)	Any person convicted or adjudged guilty of any of the offenses or crimes specified below in a final, non-appealable judgment, decree or order issued by a judicial or an administrative body having competent jurisdiction or the Commission:

(i)	an offense involving moral turpitude, fraud, embezzlement, theft, estafa, counterfeiting, misappropriation, forgery, bribery, false affirmation, perjury or other fraudulent acts;

(ii)	any crime that (x) involves the purchase or sale of securities, as defined in the Securities Regulation Code; (y) arises out of the person’s conduct as an underwriter, broker, dealer, investment adviser, principal distributor, mutual fund dealer, futures commission merchant, commodity trading advisor, or floor broker; or (z) arises out of his fiduciary relationship with a bank, quasi-bank, trust company, investment house or as an affiliated person of any of them; or

(iii)	having willfully violated, or willfully aided, abetted, counseled, induced or procured the violation of, any provision of the Securities Regulation Code, the Corporation Code, or any other law administered by the Commission or the Bangko Sentral ng Pilipinas (the “BSP”), or any rule, regulation or order of the Commission or BSP;

(b)	Any person who, by reason of misconduct, after hearing, is permanently enjoined by a final judgment or order of the Commission or any court or administrative body of competent jurisdiction from: (i) acting as an underwriter, broker, dealer, investment adviser, principal distributor, mutual fund dealer, futures commission merchant, commodity trading advisor, or floor broker; or (ii) acting as director or officer of a bank, quasi-bank, trust company, investment house, or investment company; or (iii) engaging in or continuing any conduct or practice in any of the capacities mentioned in sub-clauses (i) and (ii) above.

The disqualification shall also apply if such person: (i) is currently the subject of an order of the Commission or any court or administrative body denying, revoking or suspending any registration, license or permit issued to him under the Corporation Code, Securities Regulation Code or any other law administered by the Commission or BSP, or under any rule or regulation issued by the Commission or BSP; or (ii) has otherwise been restrained to engage in any activity involving securities and banking; or (iii) is currently the subject of an effective order of a self-regulatory organization suspending or expelling him from membership, participation or association with a member or participant of the said organization;

(c)	Any person found guilty by final judgment or order of a foreign court or equivalent securities or banking regulatory authority of acts, violations or misconduct similar to any of the acts, violations or misconduct enumerated in paragraphs (a) and (b) above;

(d)	Any person convicted by final judgment of an offense punishable by imprisonment for more than six (6) years, or a violation of the Corporation Code committed within five (5) years prior to the date of his election or appointment; or

(e)	Any person judicially declared as insolvent;

(* Amended on August 3, 2010)

* Section 6. Except as otherwise provided in the preceding Sections, the Governance and Nomination Committee shall have the power and authority to evaluate and determine whether any person nominated for election as a Director/Independent Director has all the qualifications and none of the disqualifications specified in the preceding Sections. The Governance and Nomination Committee shall also have the power and authority to consider and recommend to the Board of Directors such other qualifications and grounds for disqualification (including grounds for temporary disqualification) of Directors/Independent Directors or persons nominated for election as Directors/Independent Directors, taking into consideration the relevant laws, rules and regulations in effect at the relevant time.

With respect to the nomination and election of Independent Directors, the Governance and Nomination Committee shall ensure that the corporation observes the procedures and requirements contained in SRC Rule 38, as amended from time to time.

(* Amended on August 3, 2010)

* Section 7. For the proper implementation of the provisions of the foregoing Sections, all nominations for election of Directors by stockholders shall be submitted in writing to the Board of Directors through the Chairman of the Board and the Secretary at this corporation’s principal place of business at least sixty (60) working days before the regular or special meeting of stockholders for the purpose of electing directors.

All nominations for appointment of a Director by the Board of Directors to fill a vacancy in the Board of Directors for any cause or reason whatsoever, other than removal by the stockholders or by expiration of term of office, shall be submitted in writing to the Board of Directors through the Chairman of the Board and the Secretary at the corporation’s principal place of business at least thirty (30) working days before the meeting of the Board of Directors for the aforestated purpose.

(* Amended on May 8, 1962, February 29, 2000, March 29, 2001,

February 26, 2003, January 25, 2005 and August 3, 2010)

* Section 8. In case of any vacancy in the Board of Directors for any cause or reason whatsoever, other than removal by the stockholders or by expiration of the term of office, the vacancy may be filled by the vote of at least a majority of the remaining Directors then in office, if still constituting a quorum. A Director so elected to fill a vacancy shall hold office for the unexpired term of his predecessor in office. Any vacancy in the Board of Directors resulting from the removal of a director by the stockholders in the manner provided by law may be filled by election at the same meeting at which the removal took place or at any annual or special meeting of stockholders called for the purpose after giving notice as prescribed in these By-Laws.

(* Amended on May 8, 1962, January 10, 1968 and March 29, 2001)

* Section 9. Unless otherwise provided by law, the powers, business and property of the corporation shall be exercised, conducted and controlled by the Board of Directors. The Board of Directors shall exercise its powers in consonance with the corporate governance principles instituted in the corporation’s Manual on Corporate Governance.

Without prejudice to such general powers and such other powers as may be granted by law, the Board of Directors shall have the following express powers:

(a)	From time to time, to make and change policies, rules and regulations not inconsistent with these By-Laws for the governance of the corporation and the conduct of its business and affairs;

(b)	To purchase, receive, take, or otherwise acquire in any lawful manner, for and in the name of the corporation, any and all property, rights, interests or privileges, including securities and bonds of other corporations, as the transaction of the business of the corporation may reasonably or necessarily require, for such consideration and upon such terms and conditions as the Board of Directors may deem proper and convenient;

(c)	To invest the funds of the corporation in another corporation or business or for any other purposes other than those for which the corporation was organized, whenever in the judgment of the Board of Directors, the interests of the corporation would thereby be promoted, subject to such stockholders’ approval as may be required by law;

(d)	To incur such indebtedness as the Board of Directors may deem necessary and, for such purpose, to make and issue evidence of such indebtedness including, without limitation, notes, deeds of trust, instruments, bonds, debentures or securities, and/or pledge, mortgage, or otherwise encumber all or part of the property and rights of the corporation, subject to such stockholders’ approval as may be required by law;

(e)	To guarantee, for and in behalf of the corporation, obligations of other corporations or entities in which it has lawful interest;

(f)	To make provision for the discharge of the obligations of the corporation as they mature, including payment for any property or rights acquired by the corporation, either wholly or partly in money, property, or in stocks, bonds, debentures, or other securities of the corporation lawfully issued for the purpose;

(g)	To impose conditions as the Board of Directors may deem convenient, subject to the limitations prescribed by law, regarding the transfer of shares issued in total or partial payment of debts contracted or property acquired by, or services rendered in behalf of the corporation;

(h)	To sell, lease, exchange, assign, transfer or otherwise dispose of any property, real or personal, belonging to the corporation whenever in the judgment of the Board of Directors, the corporation’s interest would thereby be promoted;

(i)	Subject to such stockholders’ approval as may be required by law, to establish pension, retirement, bonus, profit sharing plans, employees share purchase and stock option plans, or other types of incentives or compensation plans for the employees, including officers and directors of the corporation and to determine the persons to participate in any such plans and the amount of their respective participations;

(j)	To prosecute, maintain, defend, compromise or abandon any lawsuit in which the corporation or its officers are either plaintiffs or defendants in connection with the business of the corporation, and likewise, to approve the payment or settlement of whatsoever debts are payable to the corporation upon such terms as the Board of Directors may deem proper and convenient;

(k)	To delegate, from time to time, any of the powers of the Board of Directors which can be lawfully delegated in the course of the current business or businesses of the corporation to any standing or special committee or to any person who shall act as agents of the corporation with such powers (including the power to sub-delegate), and upon such terms, as the Board of Directors may deem appropriate;

(l)	To resolve doubts as to the meaning, interpretation and/or application of these By-Laws and supply the omissions thereof;

(m)	To authorize the issuance of shares out of the authorized but unissued capital stock of the corporation or the buyback or repurchase of the corporation’s shares, upon such terms and conditions as the Board of Directors may deem proper and in the best interest of the corporation, subject to the requirements prescribed by law;

(n)	To determine whether any part of the unrestricted retained earnings of the corporation available for declaration as dividends shall be declared as dividends, subject to the provisions of law; and to provide that the dividends thus declared shall be applied in payment of new shares to be issued to the stockholders entitled to said dividends, which new shares shall be taken out of the authorized and unissued capital stock of the corporation;

(o)	To determine and prescribe the qualifications, duties, term of office, compensation, remuneration, incentives and other benefits of officers. Pursuant thereto, to appoint or elect or enter into contract with such officers, under such terms and conditions as the Board of Directors may determine to be in the best interest of the corporation; and

(p)	To enter into any transaction, obligation or contract and perform such acts and execute such deeds as it may deem essential for the proper administration of the corporation’s property, business and affairs or the accomplishment of any of the purposes for which the corporation was organized.

(*NEW PROVISION ADOPTED ON AUGUST 3, 2010)

* Section 10. The Board of Directors may create an Executive Committee to be composed of not less than three (3) members of the Board of Directors to be appointed by the Board of Directors. Such committee shall, except as may otherwise be provided by law, have and exercise all the powers of the Board of Directors during the intervals between the meetings of the full Board. Such committee may prescribe rules for its governance; its meetings may be held at such place within the Philippines as it may determine or authorize, and majority of the members of said committee at any meeting shall constitute a quorum. In addition to taking action at a meeting, the Executive Committee may validly act upon the written consent of a majority of its members. At each meeting of the Board of Directors, the acts and proceedings of the Executive Committee since the preceding meeting of the Board of Directors shall be submitted for such action thereon as the Board may deem proper.

(* Amended on May 8, 1962, January 10, 1968 and March 29, 2001)

* Section 11. The Board of Directors may create committees and other bodies it may deem necessary or advisable in respect of the affairs of the corporation. The membership, powers, duties, functions and responsibilities of such committees and bodies shall be prescribed by the Board of Directors. The members of such committees and bodies shall be appointed by the Board of Directors for a term co-terminus with that of the Board of Directors that appoints them unless sooner terminated or removed.

(*New provision effective February 24, 1998)

* Section 12. The corporation will not speculate in its own or constituent companies’ securities, or permit similar speculations by any of its constituent companies.

ARTICLE VI

OFFICERS

* Section 1. The officers of the corporation shall be a President, a Senior Executive Vice President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more First Vice Presidents, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, a Controller, and one or more Assistant Controllers, all of whom shall be elected or appointed by the Board of Directors.

Immediately after the election of the Directors at the annual or special meeting of stockholders called for such purpose, the Board of Directors shall elect or appoint the officers of the corporation and the Chairman of the Board. Any two (2) or more positions may be held concurrently by the same person, except that no one shall act as Chairman or President and Treasurer or Secretary at the same time.

(* Amended on May 8, 1962, January 27, 1964, July 25, 1966, April 18, 1979,

January 25, 1983, March 29, 2001, January 25, 2005 and August 3, 2010)

Section 2. The Board of Directors may appoint or elect such other officers as it shall deem advisable, who shall, respectively have such authority and perform such duties as may be prescribed from time to time by the Board of Directors.

* Section 3. The term of office of all officers shall be coterminous with that of the Board of Directors that elects or appoints them except in case of death, resignation, disqualification or removal from office.

(*New provision adopted on March 29, 2001)

* Section 4. If any of the offices becomes vacant by reason of death, resignation, failure to qualify, disqualification, removal from office or for any other cause, the Board of Directors may elect a successor who shall hold office for the unexpired term of his predecessor in office.

(*New provision adopted on March 29, 2001)

ARTICLE VII

CHAIRMAN OF THE BOARD, PRESIDENT, SENIOR EXECUTIVE VICE PRESIDENT, EXECUTIVE VICE

PRESIDENTS, SENIOR VICE PRESIDENTS,

FIRST VICE PRESIDENTS, AND VICE PRESIDENTS

* Section 1. Chairman of the Board. The Chairman of the Board (if there be one) shall preside at all meetings of the stockholders and Board of Directors. He shall also exercise such powers and perform such duties as the Board of Directors may assign to him.

(*Amended on April 26, 1939, April 16, 1947, March 29, 2001 and August 3, 2010)

* Section 2. President. The President, who must be a director, shall be the chief executive officer of the corporation. He shall have general care, supervision and management of the business and affairs of the corporation, subject to the control of the Board of Directors. He shall exercise such functions and perform all duties incident to the office of the President and such other duties as may, from time to time, be assigned to him by the Board or as prescribed in these By-Laws. He shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. In the absence of the Chairman the Board, he shall preside at the meetings of the stockholders and of the Board of Directors.

(*Amended on April 26, 1939, April 16, 1947, April 15, 1953,

March 29, 2001 and August 3, 2010)

* Section 3. The Senior Executive Vice President, Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents, and Vice Presidents. In the case of absence or disability of the President, the Senior Executive Vice President shall act as President and in case of his absence or disability, the Board shall designate any of the Executive Vice Presidents to act as President, and perform the duties and exercise the powers of the President. The Senior Executive Vice President, Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents and Vice Presidents shall perform such duties as the Board shall, from time to time, prescribe.

(*Amended on April 26, 1969, January 27, 1964,

April 18, 1979 and January 25, 1983)

ARTICLE VIII

SECRETARY AND ASSISTANT SECRETARY

* Section 1. The Secretary shall make full and faithful record of the proceedings of all meetings of the stockholders, Board of Directors and Executive Committee in books to be kept for that purpose. He shall give or cause to be given all necessary notice of and materials for all meetings, have custody of the corporate seal and affix it when authorized, preserve and keep all material contracts, papers and documents, and keep or cause to be kept a list of all stockholders. The Secretary shall act as inspector at the election of Directors and, as such, determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots, consents, determine the results and do such acts as are proper to conduct the election or vote. The Secretary may assign the exercise or performance of any or all of the foregoing duties, powers and functions to any other person or persons, subject always to his supervision and control. The Secretary shall generally perform such services and duties as are incident to his office and as the Board of Directors or the President may, from time to time, prescribe or assign to him.

(*Amended on March 29, 2001)

* Section 2. In the absence or disability of the Secretary, the Assistant Secretary shall act in his place and perform his duties. The Assistant Secretary shall also perform such other duties as may, from time to time, be delegated to him by the Secretary and as the Board of Directors or the President may prescribe or assign to him.

(*New provision adopted on March 29, 2001)

ARTICLE IX

TREASURER AND ASSISTANT TREASURER

* Section 1. The Treasurer shall have chief custody of the corporation’s funds. He shall be responsible for the placements of the corporation’s funds, debt portfolio administration and management, planning and controlling the corporation’s cash position, reviewing the corporation’s capital structure and maintaining the corporation’s relations with financial institutions and creditors. He shall also perform such other duties as the Board of Directors or the President may prescribe or assign to him.

(*Amended on March 29, 2001 and August 3, 2010)

* Section 2. In the absence or disability of the Treasurer, the Assistant Treasurer shall act in his place and perform his duties. The Assistant Treasurer shall also perform such other duties as may from time to time be delegated to him by the Treasurer and as the Board of Directors or the President may prescribe or assign to him.

(*New provision adopted on March 29, 2001)

* ARTICLE X

CONTROLLER AND ASSISTANT CONTROLLERS

* Section 1. The Controller shall serve as the chief financial reporting and accounting officer of the corporation who shall be responsible for the preparation and maintenance of the corporation’s financial/accounting books and records, financial planning, revenue management and cash assurance, and management and control of disbursements. He shall also be responsible for the preparation and reporting of the corporation’s financial statements on a stand-alone basis and/or in combination with consolidated subsidiaries, and for the corporation’s financial regulatory compliance.

* Section 2. In the absence or disability of the Controller, the Assistant Controller shall act in his place and perform his duties. The Assistant Controller shall also perform such other duties as may, from time to time, be delegated to him by the Controller and as the Board of Directors or the President may prescribe or assign to him.

(*New provision adopted on August 3, 2010)

ARTICLE XI

INDEMNIFICATION OF DIRECTORS/OFFICERS

This corporation shall indemnify every director or officer, his heirs, executors and administrators against all costs and expenses reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by this corporation) to which he may be, or is made, a party by reason of his being or having been a director or officer of this corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding, to be liable for gross negligence, misconduct, or breach of fiduciary duty.

In the event of a settlement or compromise, indemnification shall be provided only in connection with such matters covered by the settlement as to which this corporation is advised by counsel that the person to be indemnified did not commit a breach of duty as such director or officer.

The amount payable by way of indemnity shall be determined and paid only pursuant to a resolution adopted by a majority of all of the members of the Board of Directors.

The costs and expenses incurred in defending the aforementioned action, suit or proceeding may be paid by this corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner provided for in the preceding paragraph, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by this corporation as authorized in this Article.

(*New provision adopted on March 29, 2001)

* ARTICLE XII

(i)	INDEPENDENT AUDITOR

* Section 1. The Audit Committee constituted by the Board of Directors shall be directly responsible for the appointment, compensation, retention, removal or termination of engagement and oversight of the Independent Auditor, including resolving disagreements between management and the Independent Auditor regarding financial reporting and approving all audit engagement fees and terms.

(Amended on June 28, 2005)

* Section 2. At the regular meeting of the Audit Committee immediately preceding the annual meeting of the stockholders of the corporation, the Audit Committee shall appoint the Independent Auditor. In case of resignation, removal or termination of engagement of the Independent Auditor, the Audit Committee shall, as soon as practicable, select and appoint a replacement.

(*New provision adopted on June 28, 2005)

* Section 3. The Independent Auditor or the lead, engagement or coordinating audit partner having the primary responsibility for the audit or reviewing the audit of the corporation’s financial accounts shall be rotated after five (5) years of service (with time of service counted from January 1, 2003) for a time out period of at least five (5) years.

(*New provision adopted on June 28, 2005)

* Section 4. The Independent Auditor shall report directly to the Audit Committee.

(*New provision adopted on June 28, 2005)

* ARTICLE XIII

BANKING AND CONTRACTS

* Section 1. All moneys belonging to the corporation shall be deposited in such bank or banks as may be, from time to time, designated by the Board of Directors and shall be withdrawn only on checks of the corporation signed by such officer/officers of the corporation or by such person/persons as may be, from time to time, designated by the Board of Directors. Promissory notes, bills of exchange, trade acceptances, drafts and other negotiable instruments shall be signed and/or drawn in the name of the corporation by such officer/officers of the corporation or by such person/persons as may be, from time to time, designated by the Board of Directors.

(* Amended on January 25, 2005)

* Section 2. All contracts, instruments or documents pertaining to transactions or corporate actions authorized by the Board of Directors shall be signed in the name of the corporation by such officer/officers of the corporation or by such person/persons as may be, from time to time, designated by the Board of Directors. In the absence of any specific designation by the Board of Directors, such contracts, instruments or documents shall be signed in the name of the corporation by the President, or by any officer/officers or executive/executives of the corporation or any person/persons duly authorized by the President. Contracts, instruments or documents to be entered into in the ordinary course of business of the corporation which do not require the approval of the Board of Directors may be signed by the President or by any officer/officers or executive/executives of the corporation or any person/persons duly designated by the President, or by such officer/officers or executive/executives of the corporation or any person/persons duly authorized for such purpose under administrative orders approved by the President and in effect at the relevant time.

(*Amended on March 29, 2001 and January 25, 2005)

* ARTICLE XIV

FISCAL YEAR

Section 1. The fiscal year in the business of the corporation shall be the calendar year, extending from January first to December thirty-first inclusive, in each year.

* Section 2. The corporation shall submit to the stockholders at least fifteen (15) business days prior to the annual meeting, a financial report of the operations of the corporation for the preceding year, which shall include financial statements, duly signed and certified by the corporation’s Independent Auditor.

(*Amended on February 24, 1998, March 29, 2001, July 16, 2002 and January 25, 2005)

* ARTICLE XV

SEAL

Section 1. The corporate seal of this corporation shall bear upon its face, in a circle, the words “PHILIPPINE LONG DISTANCE TELEPHONE COMPANY”, and within the circle a desk telephone instrument and the words and figures, “INCORPORATED 1928”.

(*Amended on March 29, 2001)

* ARTICLE XVI

AMENDMENTS

* Section 1. The owners of the majority of the subscribed capital stock may, at a regular or special meeting duly called for the purpose, amend or repeal these By-Laws, or adopt new By-laws. The owners of two-thirds of the subscribed capital stock may delegate to the Board of Directors the power to amend or repeal these By-Laws or to adopt new By-Laws; provided, however, that any such power so delegated to the Board of Directors shall be considered as revoked whenever a majority of the stockholders shall so vote at a regular or special meeting called for the purpose.

(* Amended on April 15, 1953)

* Section 2. All By-Laws and amendments thereto adopted shall be certified by a majority of the Directors and by the Secretary or Assistant Secretary, and entered in the book of By-Laws. Whenever any amendment or new By-Law is adopted, it shall be entered in the book of By-Laws with the original By-Laws. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.

(*Amended on March 29, 2001)

The following notation is FOR GUIDANCE ONLY and does not constitute a part of the By-Laws of Philippine Long Distance Telephone Company.

NOTE: Under the provisions of Section 1 of ARTICLE XVI (formerly Article XV) of the By-Laws of Philippine Long Distance Telephone Company, the owners of two-thirds of the subscribed capital stock may delegate to the Board of Directors the power to amend, repeal or adopt new By-Laws. Under the authority given by said section of the By-Laws, the stockholders under date of April 15, 1953 delegated to the Board the power to amend, repeal or adopt new By-Laws.